Exhibit 8.1

List of Subsidiaries

#	Company Name	Country
Wholly owned subsidiaries
1	141 Union Company	United States of America
2	Agnew Pastoral Company Pty Ltd	Australia
3	Albion Downs Pty Limited	Australia
4	Araguaia Participaçóes Ltda	Brazil
5	BHP (AUS) DDS Pty Ltd	Australia
6	BHP (Towage Services) Pty Ltd (a)(b)	Australia
7	BHP (Trinidad) Holdings Ltd	Saint Lucia
8	BHP (Trinidad-3A) Ltd	Trinidad and Tobago
9	BHP Aluminium Australia Pty Ltd	Australia
10	BHP Aluminium Limited	United Kingdom
11	BHP Billiton (Trinidad-2C) Ltd	Canada
12	BHP Billiton (UK) DDS Limited	United Kingdom
13	BHP Billiton (UK) Limited	United Kingdom
14	BHP Billiton Boliviana de Petróleo Inc.	United States of America
15	BHP Billiton Brasil Exploração e Produção de Petróleo Limitada	Brazil
16	BHP Billiton Brasil Investimentos de Petróleo Ltda	Brazil
17	BHP Billiton Brasil Ltda	Brazil
18	BHP Billiton Canada Inc.	Canada
19	BHP Billiton Chile Inversiones Limitada	Chile
20	BHP Billiton Company B.V.	Netherlands
21	BHP Billiton Finance (USA) Limited	Australia
22	BHP Billiton Finance B.V.	Netherlands
23	BHP Billiton Finance Limited	Australia
24	BHP Billiton Finance Plc	United Kingdom
25	BHP Billiton Freight Singapore Pte Limited	Singapore
26	BHP Billiton Group Limited	United Kingdom
27	BHP Billiton Holdings Limited	United Kingdom
28	BHP Billiton International Metals B.V.	Netherlands
29	BHP Billiton International Services Limited	United Kingdom
30	BHP Billiton International Trading (Shanghai) Co. Ltd	China
31	BHP Billiton IO Pilbara Mining Pty Ltd	Australia
32	BHP Billiton Iron Ore Pty Limited (a)(b)	Australia
33	BHP Billiton Marketing AG	Switzerland
34	BHP Billiton Marketing Asia Pte Ltd	Singapore
35	BHP Billiton Marketing Inc.	United States of America
36	BHP Billiton Marketing UK Limited	United Kingdom
37	BHP Billiton Minerals Pty Ltd (a)(b)	Australia
38	BHP Billiton New Mexico Coal Inc.	United States of America
39	BHP Billiton Nickel West Pty Ltd (a)(b)	Australia
40	BHP Billiton Olympic Dam Corporation Pty Ltd (a)(b)	Australia
41	BHP Billiton Petróleo Holdings de México S. de R.L. de C.V.	Mexico

42	BHP Billiton Petróleo Operaciones de México S. de R.L. de C.V.	Mexico
43	BHP Billiton Petróleo Servicios Administrativos S. de R.L. de C.V.	Mexico
44	BHP Billiton Petróleo Servicios de México S. de R.L. de C.V.	Mexico
45	BHP Billiton Petroleum (Americas) Inc.	United States of America
46	BHP Billiton Petroleum (Australia) Pty Ltd	Australia
47	BHP Billiton Petroleum (Bass Strait) Pty Ltd	Australia
48	BHP Billiton Petroleum (Bimshire) Limited	United Kingdom
49	BHP Billiton Petroleum (Deepwater) Inc.	United States of America
50	BHP Billiton Petroleum (GOM) Inc.	United States of America
51	BHP Billiton Petroleum (International Exploration) Pty Ltd	Australia
52	BHP Billiton Petroleum (North West Shelf) Pty Ltd	Australia
53	BHP Billiton Petroleum (Philippines) Corporation	Canada
54	BHP Billiton Petroleum (South Africa 3B/4B) Limited	United Kingdom
55	BHP Billiton Petroleum (Trinidad Block 23B) Limited	United Kingdom
56	BHP Billiton Petroleum (Trinidad Block 7) Limited	United Kingdom
57	BHP Billiton Petroleum (Victoria) Pty Ltd	Australia
58	BHP Billiton Petroleum Great Britain Limited	United Kingdom
59	BHP Billiton Petroleum Holdings (USA) Inc.	United States of America
60	BHP Billiton Petroleum Holdings LLC	United States of America
61	BHP Billiton Petroleum International Pty Ltd	Australia
62	BHP Billiton Petroleum Investments (Great Britain) Pty Ltd	Australia
63	BHP Billiton Petroleum Limited	United Kingdom
64	BHP Billiton Services Jersey Limited	Jersey
65	BHP Billiton SSM Development Pty Ltd	Australia
66	BHP Billiton SSM Indonesia Pte Ltd	Singapore
67	BHP Billiton Sustainable Communities	United Kingdom
68	BHP Billiton Technology (Shanghai) Co Ltd	China
69	BHP Billiton UK Holdings Limited	British Virgin Islands
70	BHP Billiton UK Investments Limited	British Virgin Islands
71	BHP BK Limited	United Kingdom
72	BHP Capital Inc.	United States of America
73	BHP Capital No. 20 Pty Limited	Australia
74	BHP Chile Inc.	United States of America
75	BHP Coal Pty Ltd (a)(b)	Australia
76	BHP Copper Inc.	United States of America
77	BHP Direct Reduced Iron Pty Limited (a)	Australia
78	BHP Energy Coal Australia Pty Ltd	Australia
79	BHP Escondida Inc.	United States of America
80	BHP Explorations Chile SpA	Chile
81	BHP Finance (International) Inc.	United States of America
82	BHP Finance Limited	United Kingdom
83	BHP Foreign Holdings Inc.	United States of America
84	BHP Foundation	United States of America
85	BHP Group Holdings Limited	United Kingdom
86	BHP Group Operations Pty Ltd (a)(b)	Australia
87	BHP Hawaii Inc.	United States of America

88	BHP Holdings (International) Inc.	United States of America
89	BHP Holdings (Resources) Inc.	United States of America
90	BHP Holdings (USA) Inc.	United States of America
91	BHP Holdings International (Investments) Inc.	United States of America
92	BHP Holdings Limited	United Kingdom
93	BHP Innovation Pty Ltd (a)	Australia
94	BHP Internacional Participaçóes Ltda	Brazil
95	BHP International Finance Corp	United States of America
96	BHP International Services Limited	United Kingdom
97	BHP IO Mining Pty Ltd	Australia
98	BHP IO Workshop Pty Ltd	Australia
99	BHP Iron Ore Holdings Pty Ltd	Australia
100	BHP Japan Limited	Japan
101	BHP Lonsdale Investments Pty Ltd (a)	Australia
102	BHP Manganese Australia Pty Ltd	Australia
103	BHP Marine & General Insurances Pty Ltd	Australia
104	BHP Marketing Services India Pvt Ltd	India
105	BHP Marketing UK Limited	United Kingdom
106	BHP MetCoal Holdings Pty Ltd (a)(b)	Australia
107	BHP Mineral Resources Inc	United States of America
108	BHP Minerals Asia Pacific Pty Ltd	Australia
109	BHP Minerals Europe Limited	United Kingdom
110	BHP Minerals Exploration Inc.	United States of America
111	BHP Minerals Holdings Proprietary Limited (a)(b)	Australia
112	BHP Minerals India Private Limited	India
113	BHP Minerals International Exploration Inc.	United States of America
114	BHP Minerals International LLC	United States of America
115	BHP Minerals Service Company	United States of America
116	BHP Nickel Operations Pty Ltd	Australia
117	BHP Peru Holdings Inc.	United States of America
118	BHP Petroleum (Argentina) S.A.	Argentina
119	BHP Petroleum (Arkansas Holdings) LLC	United States of America
120	BHP Petroleum (Brazil) Limited	United Kingdom
121	BHP Petroleum (Carlisle Bay) Limited	United Kingdom
122	BHP Petroleum (Foreign Exploration Holdings) LLC	United States of America
123	BHP Petroleum (Mexico Holdings) LLC	United States of America
124	BHP Petroleum (Mexico) Limited	United Kingdom
125	BHP Petroleum (New Ventures) Corporation	Canada
126	BHP Petroleum (North America) LLC	United States of America
127	BHP Petroleum (Tankers) Limited	Bermuda
128	BHP Petroleum (Trinidad Block 14) Limited	United Kingdom
129	BHP Petroleum (Trinidad Block 23A) Limited	United Kingdom
130	BHP Petroleum (Trinidad Block 28) Limited	United Kingdom
131	BHP Petroleum (Trinidad Block 29) Limited	United Kingdom
132	BHP Petroleum (Trinidad Block 3) Limited	United Kingdom
133	BHP Petroleum (Trinidad Block 5) Limited	United Kingdom

134	BHP Petroleum (Trinidad Block 6) Limited	United Kingdom
135	BHP Petroleum Pty Ltd	Australia
136	BHP Pty Ltd	Australia
137	BHP Queensland Coal Investments Pty Ltd	Australia
138	BHP Queensland Coal Limited	United States of America
139	BHP Resolution Holdings LLC	United States of America
140	BHP Resources Inc.	United States of America
141	BHP Shared Business Services Pty Ltd	Australia
142	BHP Shared Services Malaysia Sdn. Bhd.	Malaysia
143	BHP SSM Indonesia Holdings Pty Ltd	Australia
144	BHP SSM International Pty Ltd	Australia
145	BHP Titanium Minerals Pty Ltd	Australia
146	BHP Towage Services (Boodarie) Pty Ltd	Australia
147	BHP Towage Services (Iron Brolga) Pty Ltd	Australia
148	BHP Towage Services (Iron Corella) Pty Ltd	Australia
149	BHP Towage Services (Iron Ibis) Pty Ltd	Australia
150	BHP Towage Services (Iron Kestrel) Pty Ltd	Australia
151	BHP Towage Services (Iron Osprey) Pty Ltd	Australia
152	BHP Towage Services (Iron Whistler) Pty Ltd	Australia
153	BHP Towage Services (Mallina) Pty Ltd	Australia
154	BHP Towage Services (Mount Florance) Pty Ltd	Australia
155	BHP Towage Services (RT Atlantis) Pty Ltd	Australia
156	BHP Towage Services (RT Darwin) Pty Ltd	Australia
157	BHP Towage Services (RT Discovery) Pty Ltd	Australia
158	BHP Towage Services (RT Eduard) Pty Ltd	Australia
159	BHP Towage Services (RT Endeavour) Pty Ltd	Australia
160	BHP Towage Services (RT Enterprise) Pty Ltd	Australia
161	BHP Towage Services (RT Force) Pty Ltd	Australia
162	BHP Towage Services (RT Inspiration) Pty Ltd	Australia
163	BHP Towage Services (RT Rotation) Pty Ltd	Australia
164	BHP Towage Services (RT Sensation) Pty Ltd	Australia
165	BHP Towage Services (RT Tough) Pty Ltd	Australia
166	BHP WAIO Pty Ltd (a)(b)	Australia
167	BHP Western Mining Resources International Pty Ltd	Australia
168	BHP World Exploration Inc.	Canada
169	BHP Yakabindie Nickel Pty Ltd	Australia
170	BHPB Freight Pty Ltd (a)	Australia
171	Billiton Australia Finance Pty Ltd	Australia
172	Billiton Development B.V.	Netherlands
173	Billiton Executive Pension Scheme Trustee Limited	United Kingdom
174	Billiton Guinea B.V.	Netherlands
175	Billiton Investment 3 B.V.	Netherlands
176	Billiton Investment 8 B.V.	Netherlands
177	Billiton Investments Ireland Limited	Ireland
178	Billiton Marketing Holding B.V.	Netherlands
179	Billiton Suriname Holdings B.V.	Netherlands

180	Broadmeadow Mine Services Pty Ltd (a)	Australia
181	Broken Hill Proprietary (USA) Inc.	United States of America
182	Carson Hill Gold Mining Corporation	United States of America
183	Central Queensland Services Pty Ltd (a)	Australia
184	Cerro-Quebrado S.A.	Ecuador
185	Coal Mines Australia Pty Ltd	Australia
186	Compañía Minera Cerro Colorado Limitada	Chile
187	Consolidated Nominees Proprietary Limited	South Africa
188	Dampier Coal (Queensland) Proprietary Limited (a)(b)	Australia
189	Global BHP Copper Ltd	Cayman Islands
190	Hamilton Brothers Petroleum Corporation	United States of America
191	Hamilton Oil Company Inc.	United States of America
192	Hay Point Services Pty Limited (a)	Australia
193	Hunter Valley Energy Coal Pty Ltd	Australia
194	Jenipapo Recursos Naturais Ltda	Brazil
195	Marcona International S.A.	Panama
196	Minera Spence SA	Chile
197	Mt Arthur Coal Pty Limited	Australia
198	Mt Arthur Underground Pty Ltd	Australia
199	Operaciones Conjuntas S. de R.L. de C.V.	Mexico
200	OS ACPM Pty Ltd (a)(b)	Australia
201	OS MCAP Pty Ltd (a)(b)	Australia
202	Perdido Mexico Pipeline Holdings, S.A. de C.V.	Mexico
203	Perdido Mexico Pipeline, S. de R.L. de C.V.	Mexico
204	Phoenix Mining Finance Company Proprietary Limited	South Africa
205	Pilbara Gas Pty Limited (a)	Australia
206	PT BHP Billiton Indonesia	Indonesia
207	PT Billiton Indonesia	Indonesia
208	RAL Cayman Inc.	Cayman Islands
209	Rio Algom Exploration Inc.	Canada
210	Rio Algom Investments (Chile) Inc.	Canada
211	Rio Algom Limited	Canada
212	Rio Algom Mining LLC	United States of America
213	Riocerro Inc.	Cayman Islands
214	Riochile Inc.	Cayman Islands
215	Stein Insurance Company Limited	Guernsey
216	Tamakaya Energía SpA	Chile
217	The Broken Hill Proprietary Company Pty Ltd (a)(b)	Australia
218	The World Marine & General Insurance Plc	United Kingdom
219	UMAL Consolidated Pty Ltd (a)(b)	Australia
220	United Iron Pty Ltd	Australia
221	Weebo Pastoral Company Pty Ltd	Australia
222	Westminer Insurance Pte Ltd	Singapore
223	WMC (Argentina) Inc.	United States of America
224	WMC Corporate Services Inc.	United States of America
225	WMC Finance (USA) Limited	Australia
226	WMC Mineraçóo Ltda	Brazil
227	WMC Resources Marketing Limited	Canada

Subsidiaries where effective interest is less than 100 per cent
228	BHP Billiton (Philippines) Inc. (99.99%)	Philippines
229	BHP Billiton Mitsui Coal Pty Ltd (80%)	Australia
230	BHP Iron Ore (Jimblebar) Pty Ltd (85%)	Australia
231	BHP Shared Services Philippines Inc. (99.99%)	Philippines
232	Cerro-Yatsur S.A. (51%)	Ecuador
233	Consórcio Santos Luz de Imóveis Ltda (90%)	Brazil
234	Kelti S.A. (57.5%)	Chile
235	Minera Escondida Ltda (57.5%)	Chile
236	QNI Philippines Inc. (99.99%)	Philippines
237	Red Mountain Infrastructure Pty Ltd (80%)	Australia

Joint operations
238	Bass Strait (50%)	Australia
239	BHP SaskPower Carbon Capture and Storage (CCS) Knowledge Centre Inc. (50%)	Canada
240	Blue Ocean Bulk Shipping Limited (50%)	Liberia
241	BM Alliance Coal Marketing Pty Limited (50%)	Australia
242	BM Alliance Coal Operations Pty Limited (50%)	Australia
243	BM Alliance Marketing Pte Ltd (50%)	Singapore
244	BMA Japan KK (50%)	Japan
245	Central Queensland Coal Associates (50%)	Australia
246	Greater Angostura (45%)	Trinidad and Tobago
247	Gregory (50%)	Australia
248	Gulf of Mexico (23.9–44%)	United States of America
249	Macedon (71.43%)	Australia
250	Minerva (90%)	Australia
251	Mt Goldsworthy (85%)	Australia
252	Mt Newman (85%)	Australia
253	North West Shelf (12.5–16.67%)	Australia
254	North West Shelf Gas Pty Limited (16.67%)	Australia
255	North West Shelf Liaison Company Pty Ltd (16.67%)	Australia
256	North West Shelf Lifting Coordinator Pty Ltd (16.67%)	Australia
257	North West Shelf Shipping Service Company Pty Ltd (16.67%)	Australia
258	Posmac (65%)	Australia
259	Pyrenees (40–71.43%)	Australia
260	ROD Integrated Development (29.50%)	Algeria
261	South Blackwater Coal Pty Limited (50%)	Australia
262	Southern Natural Gas Development Pty Limited (50%)	Australia
263	Trion (60%)	Mexico
264	Yandi (85%)	Australia

Joint ventures and associates
265	Caesar Oil Pipeline Company LLC (25%)	United States of America
266	Carbones del Cerrejón Limited (33.33%)	Anguilla
267	Cerrejón Zona Norte S.A. (33.33%)	Colombia
268	Cleopatra Gas Gathering Company LLC (22%)	United States of America
269	CMC-Coal Marketing DAC (33.33%)	Ireland
270	Compañía Minera Antamina S.A. (33.75%)	Peru
271	Global HubCo B.V. (33.33%)	Netherlands
272	Marine Well Containment Company LLC (10%)	United States of America
273	NCIG Holdings Pty Ltd (27.98%)	Australia
274	Resolution Copper Mining LLC (45%)	United States of America
275	Rightship Pty Limited (33.33%)	Australia
276	Samarco Mineração S.A. (50%)	Brazil
277	SolGold Plc (13.64%)	United Kingdom

Minority Investments
278	Commonwealth Steamship Insurance Company Pty Limited (29.72%)	Australia
279	Interstate Steamship Insurance Company Pty Ltd (24.91%)	Australia
280	Pilbara Pastoral Company Pty Limited (25%)	Australia
281	Ponta Ubu Agropecuária Ltda. (49%)	Brazil

(a)

These companies are parties to the Limited Deed of Cross Guarantee (Deed) and members of the Closed Group as at 30 June 2020. These companies originally entered into the Deed on 6 June 2016 or have subsequently joined the deed by way of an Assumption Deed.

(b)	These companies are parties to the Deed and are relieved from the Corporations Act 2001 requirements for preparation, audit and lodgement of financial reports and Directors’ reports.